Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238699 on Form S-3 and Registration Statement Nos. 333-219982 and 333-253826 on Form S-8 of our reports dated February 22, 2022, relating to the financial statements of Venator Materials PLC and the effectiveness of Venator Materials PLC’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Houston, Texas
February 22, 2022